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                                                                   EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in Form 8-K/A of Paxson Communications Corporation of our report dated July 17, 1995 relating to the financial statements of KZKI-TV (A division of Sandino Telecasters) and our report dated July 19, 1995 relating to the financial statements of Paugus Television, Inc. (WGOT-TV), which appear in such Filing

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Tampa, Florida
July 28, 1995